Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to Registration Statement on Form S-1 (“Registration Statement”) and to the inclusion in the Registration Statement of our report, dated March 29, 2017, on our audit of the consolidated financial statements of Two Rivers Water & Farming Company as of and for the year ended December 31, 2016.

Eide Bailly Signature

Denver, Colorado

April __, 2018